Exhibit 99.1

NEW MEGIDDO-JEZREEL LICENSE

The September deadline has passed for other companies to submit a competing application for our proposed Megiddo-Jezreel License.

Israel’s Petroleum Board meeting is scheduled for late October, when our application should be reviewed one last time and the new 98,000 acre license will hopefully be granted.

We continue to reprocess existing 2D seismic data in the Jordan and Jezreel Valley areas with Geomage, an Israeli geophysical processing company, to better identify and refine our next deep drill prospect.

FIELD OPERATIONS

During November, 2013, Zion plans to re-enter our Elijah #3 well to conduct in-well testing operations in hopes of finding commercially productive hydrocarbons.

Dr. Lee Russell (Zion’s Senior Geoscience Consultant) and I plan to be in Israel to join our exploration staff and Mr. Glen Perry (Zion’s Engineering and Operations Consultant) to oversee the field operations.

ZION DRILLING

In September, Zion filed with the Texas Secretary of State for the use of the name “Zion Drilling” for its future drilling subsidiary in Israel.

Zion has the trademark “Zion Drilling” listed with the United States Patent and Trademark Office and has filed this trademark with the World Intellectual Property Organization in Geneva, Switzerland and with the Israel Trademark Office.

Establishing the trademark for “Zion Drilling” is in anticipation of forming the entity at the appropriate time after we obtain our newest license and prepare to drill our next deep well.

NEW ZION BOARD MEMBER

Mr. William H. Avery has re-joined the Zion Board of Directors, effective September 1, 2013.

From 2001 to 2003, Mr. Avery worked on a broad variety of administrative, financial and legal matters for Zion. He served as Vice President of Finance and Treasurer commencing 2003 until 2007.

He worked full time as Executive Vice President and Treasurer and as a director commencing in 2007 with responsibility for administration, finance and legal until 2010. From December 2012 to current, he has served as General Counsel.

Mr. Avery has a BBA in Finance and Economics from Southern Methodist University and a Juris Doctor from Duke University.

TEXAS-ISRAEL CHAMBER OF COMMERCE

Zion recently joined the Texas-Israel Chamber of Commerce (http://texasisrael.org/).

The Chamber was established in 2007 by business leaders in every major Texas city, along with the Israel-American Chamber of Commerce and the Texas Governor's office, with the sole mission of being the primary resource for economic development between Texas and Israel. It is a private, not-for-profit business organization.

Zion is hosting a luncheon and reception in Caesarea, Israel in late October for a group from the Chamber who will be visiting Israel to learn about advanced water technologies. Ilan Sheena, our Israeli office managing director, and Glen Perry, a Zion board member, will be there to personally welcome them.

You may still participate in our current stock Unit Offering as Zion has extended the expiration date to November 29, 2013.

In connection with our Direct Stock Purchase Plan, we now accept electronic payments through Telecheck Internet Check Acceptance Service.

To our knowledge, Zion is the first company to offer electronic enrollment and electronic payment for stock purchases directly online. Click here to learn more:http://www.zionoil.com/dspp

"And I will bless them that bless thee..."
Genesis 12:2-3

Victor G. Carrillo
President and COO
Zion Oil & Gas

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, the presence or recoverability of hydrocarbons in our license areas, results of additional in-well testing in the Asher-Menashe License area, the likelihood that we will be awarded the application that we filed for the Megiddo-Jezreel area license, the sufficiency of cash reserves, ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information:
Website: www.zionoil.com
Brittany Russell (dallas@zionoil.com)
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
Tel: 1-214-221-4610 or 1-888-891-9466